Exhibit 10.11
AMENDMENT TO
WEATHERFORD INTERNATIONAL, INC.
1998 EMPLOYEE STOCK OPTION PLAN
     THIS AGREEMENT by Weatherford International, Inc. (the “Company”),
W I T N E S S E T H:
     WHEREAS, the Company previously established the Weatherford International, Inc. 1998 Employee Stock Option Plan (the “Plan”);
     WHEREAS, the Company reserved the right in Article VII to amend the Plan; and
     WHEREAS, the Company has determined to amend the Plan to bring the Plan into documentary compliance with section 409A of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, the Company agrees that, effective January 1, 2009, Article VIII of the Plan is hereby amended by adding thereto the following new Section 8.11:
     8.11 COMPLIANCE WITH SECTION 409A. The exercisability of an Option shall not be extended to the extent that such extension would subject the holder to additional taxes under Section 409A. This Section 8.11 is effective for Options that become earned and vested on or after January 1, 2005.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the 31st day of December, 2008.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Bernard J. Duroc-Danner
Name:	Bernard J. Duroc-Danner
Title:	Chairman, CEO and President